EXHIBIT 99.1

Transocean Ltd. Announces Amended and Restated Credit Agreement and Redemption of Deepwater Aquila Notes

STEINHAUSEN, Switzerland, October 15, 2026 (GLOBE NEWSWIRE) -- Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced that its wholly owned subsidiary, Transocean International Limited (the “Company”), entered into an amended and restated credit agreement with Citibank, N.A., as administrative agent and collateral agent, and certain lenders. The effectiveness of the agreement is subject to customary conditions and the closing of Transocean Ltd.’s previously announced acquisition of Valaris Limited.

Upon its effectiveness, the agreement will amend and restate the Company’s existing credit agreement and related revolving credit facility to:

(i)	Extend the scheduled maturity date thereof from June 2028 to October 2031;
(ii)	Increase the total amount of revolving commitments to $750 million from $510 million; and
(iii)	Modify certain covenants and other terms thereunder.

The revolving credit facility was oversubscribed during syndication, reflecting strong lender support.

The revolving credit facility will continue to be guaranteed by Transocean Ltd. and certain subsidiaries and secured by certain drilling rigs and related collateral.

Separately, Transocean retired the 8.00% Senior Secured Notes due 2028 (the “Aquila Notes”) in full on October 1, 2026. The outstanding principal amount of $165 million, plus a call premium and accrued but unpaid interest, was settled using cash on hand and funds from the associated debt service reserve account. Interest expense savings to maturity is approximately $22 million. The early retirement of the Aquila Notes reflects the company’s commitment to prioritize deleveraging, reduce interest expense and simplify the balance sheet.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “expected,” “approximately,” “if,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are beyond our control, and in many cases, cannot be predicted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and other risks discussed in Transocean's most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in Transocean's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on Transocean’s website at www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved, when making any investment decision involving Transocean securities.

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734